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                                                                   EXHIBIT 10.33


                               DT INDUSTRIES, INC.
                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") between DT INDUSTRIES, INC., a Delaware corporation (hereinafter referred to as the "Company"), and John M. Casper (hereinafter referred to as the "Executive"), is and shall become effective January 22, 2001.

                              W I T N E S S E T H:

         WHEREAS, the Executive is employed as Senior Vice President, Finance and Chief Financial Officer of the Company; and

         WHEREAS, the Executive has developed extensive experience with respect to the management and operations of the Company which is considered extremely valuable to the continued prosperity of the Company; and

         WHEREAS, the Company wishes to ensure that it will continue to have the Executive available to perform for the Company duties as Senior Vice President, Finance and Chief Financial Officer; and

         WHEREAS, the Company and the Executive desire to set forth in this Agreement the terms, conditions and obligations of the parties with respect to such employment and this Agreement is intended by the parties to supersede all previous agreements and understandings, whether written or oral, concerning such employment, with the exception of the change of control agreement between the Company and the Executive effective as of January 22, 2001 (the "Change of Control Agreement") and the confidentiality agreement between the Company and the Executive effective as of January 22, 2001 (the "Confidentiality Agreement").

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

         1. EMPLOYMENT. The Company shall continue to employ the Executive upon the terms and conditions hereinafter set forth. The Executive shall perform such duties and responsibilities for the Company which are commensurate with his position.

         2. TERM. Subject to the provisions hereof set forth in Section 7, the term of this Agreement (herein the "Term") shall be for a period beginning on the date hereof and ending on the second anniversary of the date hereof. Thereafter, the Term will be automatically extended for 12-month periods, unless one party to this Agreement provides notice of non-renewal of this Agreement and the Change of Control Agreement at least three months before the last day of the Term, or unless earlier terminated in accordance with the terms hereof. The Company may not provide a notice of non-renewal of this Agreement without simultaneously providing a notice of non-renewal of the Change of Control Agreement. Notwithstanding the foregoing, upon a "Change of Control" (as defined in the Change of Control Agreement), the Term of this Agreement will be extended pursuant to the terms of the Change of Control Agreement.



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         3. COMPENSATION. Subject to the terms of this Agreement, the Company will pay to the Executive during the Term an annual base salary of $250,000.00 payable in cash in substantially equal installments not less often than semi-monthly. The Executive's annual base salary shall be reviewed by the Company at least once in each calendar year. During the Term, the Executive shall also receive such benefits and perquisites (the "Benefits") which are made available to other senior executives of the Company. All such Benefits shall be provided in such amounts as may be determined from time to time by the Company in its discretion and pursuant to the terms of the plan documents governing such Benefits.

         4. EXTENT OF SERVICE. During the Term, the Executive shall devote his full time, attention, and energy to the business of the Company and the Executive shall not be engaged in any other business activity pursued for gain, profit, or other pecuniary advantage which interferes with the Executive's duties and responsibilities provided for herein.

         5. NON-COMPETITION AND NON-SOLICITATION. The Executive agrees that:

                  (a) During the Term and for a period of one year thereafter or during any Severance Period, if longer (the "Restricted Period"), the Executive agrees that he will not (without the written consent of the Chief Executive Officer of the Company) engage in any business within the United States (financially as an investor or lender or as an employee, director, officer, partner, independent contractor, consultant or owner or in any other capacity calling for the rendition of personal services or acts of management, operation or control) which is competitive with the business conducted by the Company or any of its Affiliates (as defined below) on the date of termination of employment. Notwithstanding the foregoing, the Executive shall be entitled to own securities of any corporation conducting a business competitive with the business of the Company or any of its Affiliates so long as the securities of such corporation are listed on a national securities exchange or on the Nasdaq National Market and the securities owned directly or indirectly by the Executive do not represent more than two percent (2%) of any class of the outstanding securities of such company.

                  (b) During the Restricted Period, in addition to the obligations pursuant to Subsection 5(a), the Executive agrees that neither he nor any business in which he engages will (i) induce any customers of the Company or of corporations or businesses which directly or indirectly control or are controlled by or under common control with the Company ("Affiliates") to patronize any business similar to that of the Company, (ii) canvass, solicit or accept any similar business from any customer of the Company or any of its Affiliates, (iii) request or advise any customer of the Company or any of its Affiliates to withdraw, curtail or cancel such customer's business with the Company or any of its Affiliates, (iv) disclose to any other person, firm or corporation the names or addresses of any of the customers of the Company or any of its Affiliates, or (v) compete with the Company or any of its Affiliates in acquiring or merging with any other business or acquiring the assets of such other business.

                  (c) During the Restricted Period, in addition to the obligations pursuant to Subsections 5(a) and 5(b), the Executive agrees that neither he nor any business in which he engages will (i) hire or attempt to hire any employee of the Company or any of its Affiliates nor



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(ii) encourage any employee of the Company or any of its Affiliates to terminate employment. Notwithstanding the foregoing, it shall not be deemed a violation of this subsection if a business which employs the Executive hires or attempts to hire an employee of the Company or any of its Affiliates and the Executive demonstrates by clear and convincing evidence that he has no knowledge or control over or involvement with such solicitation.

                  (d) In the event that any of the provisions of this Section 5 should ever be deemed to exceed the time, geographic or occupational limitations permitted by applicable laws, then such provisions shall be and are hereby reformed to the maximum time, geographic or occupational limitations permitted by law.

         6. CONFIDENTIAL INFORMATION. The Executive acknowledges that in his employment he is or will be making use of, acquiring or adding to the Company's confidential information which includes, but is not limited to, memoranda and other materials or records of a proprietary nature and records and policy matters relating to finance, personnel, management and operations. Therefore, in order to protect the Company's confidential information and to protect other employees who depend on the Company for regular employment, the Executive agrees that he will not in any way utilize any of said confidential information except in connection with his employment by the Company, and except in connection with the business of the Company he will not copy, reproduce or take with him the original or any copies of said confidential information and will not disclose any of said confidential information to anyone. Notwithstanding the foregoing, this Agreement will not supersede the Confidentiality Agreement.

         7. TERMINATION.

                  (a) Death or Disability. If the Executive should become physically or mentally disabled and unable to perform the essential functions of his job (in the reasonable opinion of the Company), even with reasonable accommodation, for a continuous period in excess of ninety (90) days or if the Executive should die while an employee of the Company, this Agreement and the Executive's employment with the Company shall immediately terminate.

                  (b) Termination by the Company for Cause. The following events shall create in the Company a right to terminate the Executive's employment under this Agreement prior to the expiration of the Term: (i) the commission of fraud, embezzlement or theft by the Executive in connection with the Executive's duties; (ii) the breach of a fiduciary duty to the Company by the Executive;
(iii) the Executive's conviction of a felony; (iv) the intentional violation of Company procedures; (v) the intentional engaging in one or more acts which are demonstrably and materially damaging to the Company and/or any of its Affiliates; (vi) the intentional wrongful disclosure by the Executive of any secret process or confidential information of the Company and/or any of its Affiliates; (vii) the material violation of the Executive's non-disclosure, non-solicitation and non-competition covenants set forth in Sections 5 and 6 or
(viii) the commission or omission of any act which would constitute grounds for termination for cause under applicable state law. In the event of such a termination for cause pursuant to this



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Subsection, all of the obligations of the Company under this Agreement shall immediately terminate.

                  (c) Other Termination by Company. In the event the Company shall elect to terminate the Executive's employment for any reason other than those specified in Subsection 7(a) or 7(b), it shall provide written notice of such termination to the Executive. The Executive may also terminate employment with the Company for Good Reason by delivering written notice to the Company within three months of the occurrence of an event qualifying as Good Reason, but in any event prior to the end of the Term. "Good Reason" is defined as one of the following events that occurs without the written consent of the Executive:

                  (i) a material change in the Executive's duties or responsibilities which results in or reflects a material diminution of the scope or importance of the Executive's position;

                  (ii) a reduction in the Executive's then current annual base salary (other than as part of reductions in annual base salary affecting similarly situated employees of the Company);

                  (iii) a material reduction in the level of Benefits available or awarded under employee and officer benefit plans and programs (other than as part of reductions in such benefit plans or programs affecting similarly situated employees of the Company);

                  (iv) a relocation of the Executive's primary employment location that is (A) to a location which is more than 50 miles from his current location, and (B) not due to any relocation of the Company's corporate headquarters; or

                  (v) receipt of notice from the Company of non-renewal of this Agreement (as provided in Section 2 of this Agreement) or of non-renewal of the Change of Control Agreement (as provided in Section 2 of the Change of Control Agreement).

In either case and subject to the execution and delivery by the Executive to the Company of the release described in Section 10 hereof, and subject to the terms of the Change of Control Agreement, the Company shall provide the Executive with severance compensation and benefits as follows:

                  (x) the Executive shall receive an amount equal to his continued current base salary through the end of the Term, or if longer, for one year, payable at intervals not less frequently than monthly (such period of payment to be referred to as the "Severance Period");

                  (y) the Executive's medical, dental and vision Benefits shall be continued on the same basis as offered to active salaried employees for the Severance Period or until such earlier time as the Executive becomes employed and



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                           eligible for such benefits under a plan of the new
                           employer; and continuation coverage under COBRA shall commence at the end of the Severance Period; and

                  (z) all other Benefits shall be paid or continued only to the extent the terms thereof provide for payment or continuation following the termination of employment.

The foregoing shall be in lieu of all salary, bonuses or incentive or performance based compensation for the remainder of the Term, and any severance benefits to which the Executive may otherwise be entitled. If the Executive should die during the Severance Period, any remaining severance payments shall be made to Executive's surviving spouse or, if none, to his estate.

                  (d) Voluntary Termination. If during the Term the Executive should voluntarily terminate his employment with the Company for any reason, including retirement, other than as described in Subsection 7(c) hereof, the obligations of the Company under this Agreement shall terminate forthwith, other than obligations to (i) pay the Executive's base salary to the date of termination and (ii) pay or make available to the Executive all Benefits which by their terms or under applicable law survive the voluntary termination of the Executive's employment; and the Executive shall remain bound by his non-disclosure, non-solicitation and non-competition covenants set forth in Sections 5 and 6 hereof. The exercisability of the Executive's outstanding stock options shall be treated in accordance with the terms of their respective grants or awards.

         8. SUCCESSORS AND ASSIGNS.

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Company the Executive's obligations under this Agreement will not be assignable by the Executive. This Agreement will inure to the benefit of and be enforceable by the Executive's heirs, executors, administrators, legal representatives and assigns.

                  (b) This Agreement will inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor to, or purchaser or acquirer of (in each case, whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise), all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession, purchase or acquisition had taken place.

         9. INDEMNIFICATION. The Executive shall be eligible for indemnification as provided in the Company's Articles of Incorporation or Bylaws or pursuant to other agreements in effect as of the effective date of this Agreement, and the Company shall also advance expenses for which indemnification may be ultimately claimed as such expenses are incurred to



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the fullest extent permitted under applicable law. The Executive will provide an undertaking to repay such advances if it is ultimately determined that the Executive is not entitled to indemnification; provided, however, that any determination required to be made with respect to whether Executive's conduct complies with the standards required to be met as a condition of indemnification or advancement of expenses under applicable law and the Company's Articles of Incorporation or Bylaws or other agreement shall be made by independent counsel mutually acceptable to the Executive and the Company (except to the extent otherwise required by law). Any other provision herein to the contrary notwithstanding, the Company shall not be obligated to (a) indemnify or advance expenses to the Executive with respect to claims initiated or brought voluntarily by the Executive and not by way of defense (except with respect to actions or proceedings to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company's Articles of Incorporation or Bylaws) or (b) indemnify the Executive for expenses and the payment of profits arising from the purchase and sale by the Executive of securities in violation of Section 16(b) of the Securities Exchange Act of 1934. After the effective date of this Agreement, the Company shall not amend its Articles of Incorporation or Bylaws or any agreement in any manner which adversely affects the rights of the Executive to indemnification thereunder. In addition, the Company will maintain directors' and officers' liability insurance in effect and covering acts and omissions of the Executive, during the Term and for a period of six years thereafter, on terms customary for companies that are similar to the Company.

         10. GENERAL RELEASE AND COOPERATION AGREEMENT. Notwithstanding anything in Subsection 7(c) to the contrary and in consideration therefor, severance benefits thereunder shall only become payable by the Company if the Executive executes and delivers to the Company a General Release and Cooperation Agreement on or after the date of written notice of termination of Executive's employment and in substantially the form attached as Exhibit A hereto.

         11. NOTICE. Any notice required or permitted to be given under this Agreement shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it was intended or who should be advised or notified, by Federal Express or other similar overnight service. If the notice is sent to the Executive, the notice should be sent to the address listed on the signature page of this Agreement or to such other address furnished by the Executive in writing in accordance herewith. If the notice is sent to the Company, the notice should be sent to:






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                                    DT Industries, Inc.
                                    Corporate Centre, Suite 2-300
                                    1949 East Sunshine
                                    Springfield, MO  65804
                                    Attn:  President

                  With a copy to:

                                    DT Industries, Inc.
                                    Corporate Centre, Suite 2-300
                                    1949 East Sunshine
                                    Springfield, MO  65804
                                    Attn:  General Counsel

or to such other address as furnished by the Company in writing in accordance herewith. Notice and communications will be effective when actually received by the addressee.

         12. MISCELLANEOUS.

                  (a) This Agreement shall be subject to and governed by and the laws of the State of Ohio, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and will have no force or effect.

                  (b) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, will not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (c) This Agreement may not be modified except by an agreement in writing executed by the parties hereto.

                  (d) The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement.

                  (e) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as may be required to be withheld pursuant to any applicable law or regulation.

                  (f) This Agreement shall supersede any and all prior employment agreements or understandings, written or oral, with the Executive; provided, however, that this Agreement shall not supersede the Confidentiality Agreement.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   DT INDUSTRIES, INC.,
                                   a Delaware corporation

                                   By: /s/ Stephen J. Perkins
                                       ----------------------
                                   Its:  President and Chief Executive Officer
                                         -------------------------------------


                                   /s/ John M. Casper
                                   ---------------------------------------------
                                   John M. Casper

                                   ---------------------------------------------
                                   Street

                                   ---------------------------------------------
                                   City, State and Zip Code




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